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CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this Registration Statement to be filed on or about August 1, 2003 in Form N-14 ("N-14 Registration Statement") of Morgan Stanley Dividend Growth Securities Inc., of our report dated April 9, 2003 relating to the February 28, 2003 financial statements of Morgan Stanley Dividend Growth Securities Inc. and our report dated July 9, 2003 relating to the May 31, 2003 financial statements of Morgan Stanley Equity Fund. We also consent to the references to us under the headings "Financial Statements and Experts" in the Proxy Statement and Prospectus which is part of the N-14 Registration Statement and to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each Fund's Prospectus and Statement of Additional Information dated April 29, 2003 for Morgan Stanley Dividend Growth Securities Inc. and July 30, 2003 for Morgan Stanley Equity Fund, all of which are incorporated by reference in the N-14 Registration Statement.




Deloitte & Touche LLP
New York, New York
August 1, 2003